Exhibit 10.2

FLORIDIAN FINANCIAL GROUP,, INC.
DIRECTORS’ STOCK OPTION AGREEMENT

          THIS AGREEMENT (hereinafter “Agreement”) is entered into effective as of the _____ day of _________, 2008 (the “Grant Date”), by and between Floridian Financial Group, Inc., a Florida corporation (hereinafter “Company”), and _______________________________, currently serving as a director of the Company or a Subsidiary (hereinafter “Optionee”).

WITNESSETH:

          WHEREAS, Optionee is a director of the Company or a Subsidiary, and the Company considers it desirable and in the best interest that options to purchase the Company’s common stock be given to the Optionee as inducement to acquire a further proprietary interest in the Company; and

          WHEREAS, the granting of options to purchase common stock of the Company hereunder is in accordance with Floridian Financial Group, Inc. 2008 Stock Option Plan, and as the same may be amended from time to time.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

          As used in this Agreement, all terms which are defined in the Floridian Financial Group, Inc. 2008 Stock Option Plan, as the same may from time to time be amended (the “Plan”), shall have the meanings specified in the Plan, unless otherwise specifically defined herein.

ARTICLE II

Effective Date

          2.1       Effective Date. The effective date of this Agreement shall be the Grant Date. For purposes of this Agreement, the term “Option” shall mean the option to purchase Stock granted to the Optionee pursuant to the Plan.

ARTICLE III

 Shares of Stock Subject to Option

          3.1       Number of Shares. Subject to adjustment pursuant to the provisions of Section 3.3 hereof, the Optionee may purchase up to ________________ (_______) shares of Stock hereunder, which shall be issued and sold by the Company only upon exercise (in accordance with Section 4.2(b) of this Agreement) of the Option granted pursuant to Section 4.1 of this Agreement.

          3.2       Shares Issued Pursuant to this Agreement. Shares of Stock with respect to which the Option granted hereunder shall have been exercised shall not again be available for Option hereunder.

          3.3       Option Adjustments. Notwithstanding any other provision in this Agreement, the number and kind of shares that are subject to the Option and the Option Price shall be subject to adjustment as provided in accordance with the terms of the Plan.

          3.4       Acceleration of Option Exercise. Subject to Section 3.3, upon any Change in Control, the Optionee shall have the right to exercise the Option thereafter in whole or in part, notwithstanding the provisions of Section 4.2(b) hereof, to the extent that the Option shall not have been exercised prior thereto.

ARTICLE IV

Option

          4.1       Grant of the Option. As of the Grant Date, the Optionee is hereby granted an Option to purchase ______________ (_______) shares of Stock, subject to adjustment pursuant to the provisions of Section 3.3 hereof.

4.2

(a)           Terms of Option. The Option shall expire on the tenth anniversary of the Grant Date. The Option Price of each share of Stock subject to the Option shall be ___________ Dollars ($______) per share, subject to adjustment pursuant to the provisions of Section 3.3 hereof.

	(b)	Option Exercise. The Option may be exercised in whole or in part from time to time with respect to whole shares only, within the period permitted for the exercise thereof. The Option shall become exercisable in the following manner:

		(i)	At the end of the first year after the date of grant of the Options, twenty percent (20%) of the Options shall be exercisable;

		(ii)	At the end of the second year after the date of grant of such Options, forty percent (40%) of the Options shall be exercisable;

		(iii)	At the end of the third year after the date of grant of such Options, such Options shall be exercisable only to the extent of sixty percent (60%) of the shares covered by such Options;

(iv)	At the end of the fourth year after the date of grant of such Options, such Options shall be exercisable only to the extent of eighty percent (80%) of the shares covered by such Options; and

(v)	Following the fifth year after the date of grant of such Options, such Options shall be exercisable as to all shares covered by such Options.

Notwithstanding any other provision in this Agreement, the Option may not be exercised after the expiration of ten (10) years from its Grant Date. The Option shall be exercised by: (A) written notice of intent to exercise the Option with respect to a specific number of shares of Stock, which is delivered by hand delivery or registered or certified mail, return receipt requested, to the Company at its principal office, Attention: Corporate Secretary; and (B) payment in full of the Option Price in accordance with the provisions of the Plan for the number of shares of Stock with respect to which the Option is then being exercised. Each such notice of exercise shall be accompanied by any documents required by the Company under Section 4.6 hereof. In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Company in cash the full amount of all federal, state, and local withholding or other employment taxes, if any, applicable to the taxable income of the Optionee resulting from such exercise, and any sales, transfer, or similar taxes imposed with respect to the issuance or transfer of shares of Stock in connection with such exercise.

          4.3       Nontransferability of Option. No Option shall be transferred by the Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by him or by his legal guardian or personal representative, or by an individual holding on behalf of the Optionee a valid Durable Power of Attorney.

          4.4       Effect of Death, Disability, Retirement, or Other Termination of Service.

(a)

If the Optionee’s Service with the Company or a Subsidiary shall be terminated for any reason other than the retirement after age sixty-two (62) or the disability (as defined in the Plan) or death of the Optionee, then no unexercised portion of the Option may be exercised on or after such termination of Services.

(b)

If the Optionee’s Service with the Company or a Subsidiary shall be terminated by reason of retirement after age sixty-two (62) or death or disability (as defined in the Plan) or death of the Optionee, then the Optionee or personal representative or administrator of the estate of the Optionee or the successor Trustee of the Optionee’s Trust containing dispositive provisions, or the person or persons to whom the Option granted hereunder shall have been validly transferred by the personal representative or administrator pursuant to the Optionee’s will or the laws of descent and distribution, as the case may be, shall have the right to exercise the Optionee’s Option until the tenth anniversary of the Grant Date (subject to adjustment of the Option and the Option Price in accordance with the provisions of the Plan), and to the extent of the full amount of the shares subject to such Options.

(c)

No transfer of the Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

          4.5       Rights as Shareholder. The Optionee or a transferee of the Option shall have no rights as a shareholder with respect to any shares of Stock subject to the Option prior to the purchase of such shares by exercise of the Option as provided herein.

          4.6       Optionee’s Intent as to Stock Acquired by Exercise of Option. The Optionee agrees that, upon or prior to the exercise of all or any portion of the Option, the Optionee shall furnish to the Company in writing such information or assurances as, in the Company’s opinion, may be necessary to enable it to comply fully with the Securities Act of 1933, as amended, and the rules and regulations thereunder and any other applicable statutes, rules, and regulations. Without limiting the foregoing, if a registration statement is not in effect under the Securities Act of 1933, as amended, with respect to the shares of Stock to be issued upon exercise of the Option, the Optionee further agrees that the Company shall have the right to require, as a condition to the exercise of the Option, that the Optionee represent to the Company in writing that the shares to be received upon exercise of the Option will be acquired by the Optionee for investment and not with a view to distribution and that the Optionee agree, in writing, that such shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel reasonably acceptable to it to the effect that such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended. The Optionee understands and agrees that the Company shall have the right to endorse on certificates representing shares of Stock issued upon exercise of the Option such legends referring to the foregoing representations and restrictions or any other applicable restrictions on resale or disposition as the Company, in its discretion, shall deem appropriate.

ARTICLE V

Stock Certificates

          The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of the Option granted hereunder or any portion thereof, prior to fulfillment of all of the following conditions:

(a)	The admission of such shares to listing on all stock exchanges on which the Stock is then listed, if any;

(b)

The completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory agency, which the Company shall in its sole discretion determine to be necessary or advisable;

(c)	The obtaining of any approval or other clearance from any federal or state governmental agency which the Company shall in its sole discretion determine to be necessary or advisable; and

(d)	The lapse of such reasonable period of time following the exercise of the Option as the Company from time to time may establish for reasons of administrative convenience.

ARTICLE VI

Miscellaneous

             6.1          Service. Nothing in this Agreement or the Option shall confer upon Optionee the right to continue in the Service of the Company or any Subsidiary.

             6.2          Other Compensation Plans. The adoption of the Plan and the execution of this Agreement shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan or this Agreement preclude the Company or any Subsidiary from establishing any other forms of incentive or other compensation for directors, officers, or employees of the Company or any Subsidiary.

             6.3          Agreement Binding on Successors. This Agreement shall be binding upon the successors and assigns of the Company and the Optionee.

             6.4          Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

             6.5          Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

             6.6          Headings. Headings of Articles and Sections hereof are inserted for convenience and reference only; they constitute no part of this Agreement.

             6.7          Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

             6.8          Notices. Unless otherwise specified herein, notices required or permitted to be given hereunder shall be in writing and shall be mailed by registered or certified mail, return receipt requested, to the principal office of the Company, Attention: Corporate Secretary (if notice is to the Company) and to the Optionee at the Optionee’s address set forth below (if notice is to the Optionee), or to such other person or such other address as any such party may designate by like notice to the other party, and shall be deemed given as of the date and time received.

             6.9          Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be considered an original, and all of which together shall constitute one and the same instrument.

             IN WITNESS WHEREOF, the parties hereto have set forth their hands and seals.

FLORIDIAN FINANCIAL GROUP, INC.

By:
Charlie W. Brinkley, Jr.
Chairman and Chief Executive Officer

OPTIONEE

Name:
Address: